EXHIBIT 11


                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                       (Dollars and shares in thousands)


                                            (Unaudited)          (Unaudited)
                                        Three Months Ended    Nine Months Ended
                                           October 31,           October 31,
                                        ------------------    -----------------
                                          1997      1996       1997       1996
                                          ----      ----       ----       ----

NET INCOME                               $5,319    $4,130    $14,158    $10,426
                                          =====     =====     ======     ======

  Weighted average number of common
    shares outstanding                    6,111     6,236       6,098     6,320
  Effect of shares issuable under
    stock option plan                       227       123         200       183
                                          -----     -----       -----     -----
  WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING (PRIMARY)                 6,338     6,359       6,298     6,503
                                          =====     =====       =====     =====

  NET INCOME PER COMMON AND COMMON
    EQUIVALENT SHARE (PRIMARY)           $ 0.84    $ 0.65      $ 2.25    $ 1.60
                                          =====     =====       =====     =====

  Weighted average number of common
    shares outstanding                    6,111     6,236       6,098     6,320
  Effect of shares issuable under
    stock option plan                       229       127         207       185
                                          -----     -----       -----     -----
  WEIGHTED AVERAGE NUMBER OF SHARES
    OUTSTANDING (FULLY DILUTED)           6,340     6,363       6,305     6,505
                                          =====     =====       =====     =====

  NET INCOME PER COMMON AND COMMON
    EQUIVALENT SHARE (FULLY DILUTED)     $ 0.84    $ 0.65      $ 2.25    $ 1.60
                                          =====     =====       =====     =====